NORTHEAST PENNSYLVANIA FINANCIAL CORP.
12 E. BROAD STREET HAZLETON, PA 18201-6591 PHONE (570)459-3700 FAX(570) 450-6110

NEWS RELEASE
------------

FOR IMMEDIATE RELEASE

DATE:       May 26, 2004
CONTACT:    Jerry Holbrook
            Chief Financial Officer
PHONE:      (570) 459-3700
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES 5% STOCK REPURCHASE PLAN

      HAZLETON, PA, MAY 26, 2004 - Northeast Pennsylvania Financial Corp. (the "Company") (NASDAQ: NEPF), the parent company of First Federal Bank, today announced that its Board of Directors has approved the repurchase of up to 5% of the outstanding shares of common stock, or approximately 209,000 shares.

      The repurchase plan authorizes shares to be repurchased on the open market or in privately negotiated transactions. Timing of purchases and the exact number of shares to be purchased will depend on market conditions.

      President and Chief Executive Officer, Thomas M. Petro, said that this repurchase plan was implemented to optimize the Company's use of capital and reduce outstanding shares.

      Northeast Pennsylvania Financial Corp. is the holding company of First Federal Bank, Higgins Insurance Associates, Inc., Abstractors Inc. and NEP Trust Co. The Company, through its subsidiaries, serves Northeastern and Central Pennsylvania through fifteen full service branch office locations.

                                        ***

      Statements contained in this news release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


                                     ###